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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE                         For further information contact:
                                              William H. Largent
                                              President and CEO
                                              614-798-2000

              APPLIED INNOVATION INC. ANNOUNCES MANAGEMENT CHANGES

DUBLIN, OHIO (January 24, 2005) -- Applied Innovation Inc. (NASDAQ: AINN) announced today that its Board of Directors has elected William H. Largent President and Chief Executive Officer effective immediately, replacing Gerard B. Moersdorf, Jr. in these positions. Mr. Moersdorf will remain Chairman of the Board of Directors of the Company. The Company also announced that Michael P. Keegan, Executive Vice President and Chief Operating Officer, has resigned effective this date.

Mr. Largent, age 49, a member of the Company's Board of Directors since 1999, will remain on the Board. He served as Senior Vice President of Operations and Chief Financial Officer of the Company from April 1997 to June 1999. He then served as Chief Financial Officer of Plug Power Inc. (Latham, New York) until March 2001. From April 2001 to April 2004, Mr. Largent was Chief Operating Officer and Chief Financial Officer of Aelita Software Corporation (Dublin,
Ohio), a developer of software for Fortune 1000 companies, which was sold in March 2004. Since May 2004, he has been President of Largent Consulting LLC, a business consulting firm, which is involved in the start-up of the United States operations of a foreign-based software company.

Mr. Moersdorf, who founded the Company in 1983, commented, "We are fortunate to have Bill Largent take on the duties of President and Chief Executive Officer at this important time. The Board of Directors recognizes that the Company faces key strategic decisions as a small manufacturer in the telecommunications equipment market. We owe it to our customers and highly skilled associates to put Applied Innovation in the best strategic position where it can be most successful providing leading edge network management solutions. Bill will lead a review of strategic alternatives and formulate a plan to grow, acquire, partner, sell or merge the Company."

Mr. Largent stated, "Applied Innovation has successfully sold innovative network management products and services to Regional Bell Operating Companies and other large telecommunications companies for more than two decades. I want to thank Gerry Moersdorf, Jr. for his leadership during this period and Mike Keegan for his contributions to Applied Innovation."

The Company expects to report sales of approximately $10 million and net income of approximately $650,000 to $750,000 for the fourth quarter of 2004. At December 31, 2004, the Company had approximately $25 million in cash and investments, and no debt. The Company plans to report its fourth quarter and full-year 2004 results on February 15, 2005.

                                     (more)
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ABOUT APPLIED INNOVATION

Applied Innovation is a network management solutions company that simplifies and enhances the operation of complex, distributed voice and data networks. Building on a deep knowledge of network architecture, elements and management, Applied Innovation delivers unique hardware, software, and service solutions that provide greater connectivity, visibility, and control of network elements and the systems that support them.

Applied Innovation, headquartered in Dublin, Ohio, is traded on the NASDAQ under the symbol AINN. For more information, please visit the Company's Web site at www.AppliedInnovation.com.

SAFE HARBOR STATEMENT

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and specifically include statements regarding: the intent to consider strategic alternatives for the Company to grow, acquire, partner, sell or merge (paragraph
3) and anticipated sales and net income for the fourth quarter of 2004 and cash and investments at December 31, 2004 (paragraph 5). These forward-looking statements involve numerous risks and uncertainties, including, without limitation the risk that the Company may not be able to grow its business either internally, through acquisitions, through partnerships, or by sale or merger with other companies, audited financial results may differ from management's expectations, and all of the other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2003. One or more of these factors have affected, and could in the future affect, the Company's business and financial results and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

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